Exhibit 99.1
FOR IMMEDIATE RELEASE

Q2 Holdings, Inc. Announces Third Quarter 2026 Financial Results;
Appoints Jonathan Price as co-CEO

AUSTIN, Texas (October 28, 2026)—Q2 Holdings, Inc. (NYSE: QTWO), a leading provider of digital transformation solutions for financial services, today announced results for its third quarter ending September 30, 2026.

GAAP Results for the Third Quarter 2026

•Revenues of $225.8 million, up by 12 percent compared to the prior-year quarter and 3 percent from second quarter 2026.

•GAAP gross margin of 59.7 percent, up from 54.0 percent in the prior-year quarter and 59.2 percent in second quarter 2026.

•GAAP net income of $33.2 million, up from $15.0 million for the prior-year quarter and $29.9 million for second quarter 2026.

Non-GAAP Results for the Third Quarter 2026

•Non-GAAP gross margin of 62.6 percent, up from 57.9 percent for the prior-year quarter and 62.3 percent in second quarter 2026.

•Adjusted EBITDA of $67.8 million, up from $48.8 million for the prior-year quarter and $62.8 million for second quarter 2026.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

“We delivered another strong quarter, with solid bookings led by digital banking and continued momentum across the business,” said Matt Flake, Chairman, President and CEO, Q2. "Credit unions were a key contributor again this quarter, including multiple Tier 1 wins and some of our largest contracted deals in the period. Our AI progress was highlighted by our third annual Dev Days, and early demand for our new AI-driven fraud solution was particularly strong, with early-adopter sign-ups roughly twice what we initially expected. We feel good about our momentum as we move these offerings toward general availability, and with a healthy pipeline heading into year-end, we believe Q2 is well positioned to be the platform our customers build on as they put AI to work.”

“Our third quarter results exceeded the high end of our guidance on both revenue and adjusted EBITDA, with record gross margin and a record adjusted EBITDA margin of 30 percent reflecting the continued scalability of our model,” said Jonathan Price, CFO, Q2. “We also generated $55.0 million of free cash flow and repurchased $38.8 million of our shares while remaining debt-free, a combination of durable growth, expanding margins, and a strong balance sheet that we believe gives us real flexibility. This performance, coupled with our outlook for the rest of the year, gives us the confidence to raise our full-year guidance on both revenue and adjusted EBITDA for 2026.”

Co-CEO Appointment

Concurrent with this release, Q2 announced that its Board of Directors has appointed Jonathan Price as Co-Chief Executive Officer, effective October 29, 2026. Mr. Price will serve as Co-CEO alongside Matt Flake, who continues as President and Chairman of the Board, and will also join Q2’s Board of Directors as part of his appointment. Mr. Price will continue to serve as Q2’s Chief Financial Officer while the Company conducts a search for his successor. Additional information is available in a separate press release issued today, which can be found on the investor relations section of Q2’s website at http://investors.Q2.com.

Third Quarter Highlights

•Signed seven Enterprise and Tier 1 contracts in the quarter highlighted by:

◦A net new agreement with a Tier 1 credit union for our commercial digital banking solutions.

◦A net new agreement with a Tier 1 bank for our commercial digital banking solutions following the bank’s merger with another institution.

◦An expansion agreement with an Enterprise bank to add multiple risk and fraud solutions, including our AI-driven User Activity Monitoring solution.

•Subscription Annualized Recurring Revenue increased to $846.0 million, up 13.5 percent year-over-year.

•Remaining Performance Obligations total, or Backlog, increased by $5 million sequentially and $248 million year-over-year, resulting in a total committed Backlog of approximately $2.8 billion at quarter-end, representing 10 percent year-over-year growth.

Dev Days 2026: Q2 Shows How AI Is Moving into the Daily Work of Banking

•Third annual event: Q2 recently hosted its third annual Dev Days, bringing together hundreds of customers, partners and developers who build on the Q2 platform.

•From concept to working software: Q2 previewed an expanded Q2 Code that goes beyond code generation into planning, testing and deployment, and is built on Q2’s platform knowledge and best practices so small teams can spend more time on the experiences that differentiate their institutions.

•From answers to completed work: New Q2 Assistant capabilities were previewed that are being designed to help financial institution employees complete multi-step customer service and back-office tasks, not just retrieve information.

•Fraud protection gaining traction: Q2’s early adopter program for User Activity Monitoring signed nearly 20 financial institutions, roughly twice what the Company originally expected.

•Path to general availability: Q2 remains on track to bring these offerings to general availability in the coming months.

•Q2 believes AI innovation in financial services will flow through its platform, where the data, workflows and customer trust already sit, not around it.

Share Repurchase Program

In the third quarter ended September 30, 2026, Q2 repurchased approximately 0.6 million shares of the Company’s outstanding common stock at an average price of approximately $61.27 per share, for total consideration of $38.8 million. Year-to-date, Q2 has repurchased approximately 2.9 million shares for total consideration of $158.9 million. As of September 30, 2026, Q2 had approximately $336.1 million remaining under its share repurchase authorization. Q2 may purchase shares in the open market or in privately negotiated transactions, including accelerated share repurchase transactions, block trades, or pursuant to Rule 10b5-1 trading plans.

Financial Outlook

As of October 28, 2026, Q2 Holdings is providing guidance for its fourth quarter of 2026 and updated guidance for its full year 2026, which represents Q2 Holdings’ current estimates on Q2 Holdings’ operations and financial results. The financial information below includes adjusted EBITDA, which represents forward-looking, non-GAAP financial information. GAAP net income is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net income in that it excludes items such as depreciation and amortization, stock-based compensation, transaction-related costs, interest and other (income) expense, income taxes, lease and other restructuring charges, and non-recurring legal settlements not in our ordinary course of business. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net income or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net income. However, it is important to note that these excluded items could be material to Q2's results computed in accordance with GAAP in future periods.

Q2 Holdings is providing guidance for the fourth quarter of 2026 as follows:

•Total revenue of $226.0 million to $230.0 million, which would represent year-over-year growth of 9 to 10 percent.

•Adjusted EBITDA of $62.4 million to $65.4 million, representing 28 percent of revenue for the quarter.

Q2 Holdings is providing updated guidance for the full-year 2026 as follows:

•Total revenue of $888.0 million to $892.0 million, which would represent year-over-year growth of 12 percent.

•Adjusted EBITDA of $253.0 million to $256.0 million, representing 28 to 29 percent to of revenue for the year.

Conference Call Details

Date:	Wednesday, October 28, 2026
Time:	5:00 p.m. EDT
Hosts:	Matt Flake, Chairman, President & CEO / Jonathan Price, CFO
Webcast Registration:	https://events.q4inc.com/attendee/345954100

All participants must register using the above link. The webcast of the conference call and financial results will be accessible from the investor relations section of the Q2 website at http://investors.Q2.com/. An archived replay of the webcast will be available on this website for a limited time after the call. Q2 has used, and intends to continue to use, its investor relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Q2 Holdings, Inc.

Q2 is a leading provider of digital transformation solutions for financial services, serving banks, credit unions, alternative finance companies, and fintechs in the U.S. and internationally. Q2 enables its financial institution and fintech customers to provide comprehensive, data-driven digital engagement solutions for consumers, small businesses and corporate clients. Headquartered in Austin, Texas, Q2 has offices worldwide and is publicly traded on the NYSE and NYSE Texas under the stock symbol QTWO. To learn more, please visit Q2.com. Follow us on LinkedIn and X to stay up to date.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: adjusted EBITDA; adjusted EBITDA margin; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating expense; non-GAAP operating income; non-GAAP net income; non-GAAP net income per common share, diluted; and free cash flow. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of adjusted EBITDA, Q2 adjusts net income for such items as interest and other (income) expense, taxes, depreciation and amortization, stock-based compensation, transaction-related costs, lease and other restructuring charges, and non-recurring legal settlements not in our ordinary course of business. In the case of adjusted EBITDA margin, Q2 calculates adjusted EBITDA margin by dividing adjusted EBITDA by revenue. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation, amortization of acquired technology, transaction-related costs and lease and other restructuring charges. In the case of non-GAAP sales and marketing expense and non-GAAP research and development expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. Non-GAAP general and administrative expense excludes stock-based compensation and non-recurring legal settlements not in our ordinary course of business. Non-GAAP operating expense is calculated by taking the sum of non-GAAP sales and marketing expenses, non-GAAP research and development expense and non-GAAP general and administrative expense. In the case of non-GAAP operating income and non-GAAP net income, Q2 adjusts operating income, for stock-based compensation, transaction-related costs, amortization of acquired technology, amortization of acquired intangibles, lease and other restructuring charges and non-recurring legal settlements not in our ordinary course of business, and with respect to non-GAAP net income, Q2 additionally adjusts for amortization of debt issuance costs and the related tax effects of the adjustments above. The tax effect of non-GAAP adjustments is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment and considers the current and deferred tax impact of those adjustments. The Company is in a cumulative income position on a non-GAAP basis and has not recorded a valuation allowance against deferred tax assets in the non-GAAP tax provision. As a result, the non-GAAP tax expense may differ significantly from the GAAP tax expense. In the case of non-GAAP net income per common share, diluted, Q2 divides non-GAAP net income by the diluted weighted average common shares outstanding. In the case of free cash flow, Q2 adjusts net cash provided by operating activities for purchases of property and equipment and capitalized software development costs. A reconciliation of prior quarter non-GAAP financial measures to the nearest comparable GAAP measures may be found in Exhibit 99.1 of Q2's Form 8-K filed on July 29, 2026.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income. As a result, these non-GAAP financial measures have limitations and should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2’s management uses these non-GAAP measures as measures of operating performance; to prepare Q2’s annual operating budget; to allocate resources to enhance the financial performance of Q2’s business; to evaluate the effectiveness of Q2’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2’s results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2’s financial performance.

Forward-looking Statements

This press release contains forward-looking statements and forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact, including statements about: Q2’s AI momentum; demand for Q2’s new AI-driven solutions and their expected general availability; the health of our sales pipeline; the importance of Q2’s platform to customer development and AI initiatives; the continued scalability of Q2’s model; the flexibility provided by Q2’s durable growth, expanding margins, and a strong balance sheet; confidence in Q2’s future financial performance; the capabilities and demand for Q2 Code, Q2 Assistant and User Activity Monitoring; expectations regarding AI innovation in financial services and the related value offered by Q2’s solutions; and our quarterly and annual financial guidance.

The forward-looking statements contained in this press release are based upon Q2’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risks associated with cyberattacks, financial transaction fraud, data and privacy breaches and breaches of security measures within our products, systems and infrastructure or the products, systems and infrastructure of third parties upon which we rely and the resultant disruption, costs and liabilities and harm to our business and reputation and our ability to sell our solutions; (b) the risks associated with rapidly evolving technologies, such as quantum computing, and advances in artificial intelligence, or AI, including the increasing availability of more capable AI models to the public that may further enhance the ability of threat actors or autonomous AI agent systems to identify, develop and exploit vulnerabilities, automate certain aspects of cyberattacks and conduct more targeted or scalable social engineering, fraud schemes or end-to-end intrusions; (c) the risks associated with the pace of AI development and resulting cybersecurity threats, including as presented by autonomous AI agent systems, and the limitations of traditional cybersecurity defenses, which may not be fully effective against these novel threat vectors now or as they quickly evolve, the security community’s rapidly evolving understanding of agentic-specific attack services, and the resource commitments and investments required to stay informed and evolve our cybersecurity defenses, vulnerability management and solutions to secure them; (d) the impact of and our ability to respond to global economic uncertainties and challenges or changes in the financial services industry and credit markets, including as a result of mergers and acquisitions within the banking sector, inflationary pressures, fluctuating interest rates, instability in the financial services industry, any changes to, or new, financial regulations and their potential impacts on our prospects' and customers' operations, increased acceptance and use of emerging financial products, such as cryptocurrencies or stablecoins, including any impact on the timing of prospect and customer implementations and purchasing decisions, our business sales cycles and on account holder or end user, or End User, usage of our solutions; (e) the risks associated with continued market volatility, including in the financial services sector, inflationary pressures and the impact of any monetary policy changes that may be implemented as a result, such as the recent increase in interest rates by the Federal Reserve, the impact of existing and future U.S. tariffs, uncertainty regarding the legal authority for certain tariffs, global trade measures, including retaliatory tariffs, and the impact on the valuation of marketable securities; (f) the risk of increased or new competition in our existing markets and as we enter new markets or new segments of existing markets, or as we offer new solutions; (g) the risks associated with the development of our solutions, including AI-based solutions, our AI and data strategies and solutions, our use of AI tools and solutions, changes to regulation related to AI and data privacy and any discordance between the market for our solutions compared to our expectations; (h) quarterly fluctuations in our operating results relative to our expectations and guidance and the accuracy of our forecasts; (i) the risks and increased costs associated with managing growth and global operations, including hiring, training, retaining and motivating employees to support such growth; (j) the risks associated with our transactional business which are typically driven by End-User behavior and can be influenced by external drivers outside of our control; (k) the risks associated with effectively managing our business and cost structure in an uncertain economic environment, including as a result of challenges in the financial services industry and the effects of seasonality and unexpected trends; (l) the risks associated with geopolitical instability, including acts of war or military conflict, uncertainties or discord, including the continuing war in Ukraine, the war in Iran and related disruptions to shipping through the Strait of Hormuz and resulting volatility in energy prices, other conflicts in the Middle East and other parts of the world, heightened risk of state-sponsored cyberattacks or cyber fraud on financial services and other critical infrastructure; (m) the risks associated with accurately forecasting and managing the impacts of any economic downturn or challenges in the financial services industry on our customers and their End Users, including in particular the impacts of any downturn on financial technology companies or alternative finance companies and our arrangements with them, which may include more complex revenue arrangements for us and which may be more vulnerable to an economic downturn than our financial institution customers; (n) the challenges and costs associated with selling, implementing and supporting our solutions, particularly for larger customers with more complex requirements and longer implementation processes, including risks related to the timing and predictability of sales of our solutions and the impact that the timing of bookings and go-lives may have on our revenue and financial performance in a period; (o) the risk that errors, interruptions or delays in our solutions or Web hosting negatively impact our business and sales; (p) the risks associated with the operation of and reliance on third-party public cloud service providers, including any vendor concentration, dependency, integration, resiliency, performance or cost risks and post-migration specific risks; (q) the difficulties and risks associated with developing and selling complex new solutions and enhancements, including those using AI, in an environment in which the technical and regulatory specifications and functionality required by our customers and relevant governmental authorities are difficult to predict; (r) the risks associated with operating within and selling into a regulated industry, including risks related to the rapidly evolving regulation of, and litigation with respect to, AI and machine learning, the receipt, collection, storage, processing and transfer of data and increased regulatory scrutiny on financial technology and related services, including specifically on banking-as-a-service, or BaaS, services; (s) the risks associated with our sales and marketing capabilities, including partner relationships and the length, cost and unpredictability of our sales cycle; (t) the risks inherent in third-party technology and implementation partnerships, including defects, failures, interruptions or disruptions in third-party services or solutions, that could disrupt our services or otherwise cause harm to our business; (u) the risks associated with our reliance on a limited number of third-party AI vendors and concentration in such relationships, including potential disruption of hosted AI services, pricing increases, contractual limitations or the loss of access to key AI capabilities; (v) the risk that we will not be able to maintain historical contract terms such as pricing and duration; (w) the general risks associated with the complexity of our customer arrangements and our solutions; (x) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (y) the risks and challenges around increased regulatory scrutiny and evolving requirements for money movement services and the resulting potential higher costs, increased complexity and limitations on offerings on our business and financial results; (z) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (aa) the risks associated with further consolidation in the financial services industry; (bb) the risks associated with selling our solutions internationally and with the continued expansion of our international operations; and (cc) the risk that we may not be able to obtain capital when desired or needed on favorable terms.

Additional information relating to the uncertainty affecting the Q2 business is contained in Q2’s filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2’s website at http://investors.Q2.com/. These forward-looking statements represent Q2’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and except as required by law, Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$116,312	$367,631
Restricted cash	1,746	1,672
Investments	6,679	65,064
Accounts receivable, net	94,041	51,716
Contract assets, current portion, net	8,868	8,596
Prepaid expenses and other current assets	20,611	28,234
Deferred solution and other costs, current portion	22,562	22,631
Deferred implementation costs, current portion	11,873	10,508
Total current assets	282,692	556,052
Property and equipment, net	27,855	27,783
Right of use assets	25,282	27,188
Deferred solution and other costs, net of current portion	29,342	27,827
Deferred implementation costs, net of current portion	34,080	28,929
Intangible assets, net	71,456	78,377
Goodwill	512,869	512,869
Contract assets, net of current portion and allowance	15,948	14,103
Other long-term assets	4,530	3,149
Total assets	$1,004,054	$1,276,277

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$72,872	$76,799
Convertible notes, current portion	—	303,368
Deferred revenues, current portion	197,693	155,003
Lease liabilities, current portion	8,411	8,915
Total current liabilities	278,976	544,085
Deferred revenues, net of current portion	27,467	26,826
Lease liabilities, net of current portion	30,482	33,832
Other long-term liabilities	9,344	9,723
Total liabilities	346,269	614,466

Stockholders' equity:
Common stock	6	6
Additional paid-in capital	1,183,238	1,275,980
Accumulated other comprehensive loss	(2,954)	(1,953)
Accumulated deficit	(522,505)	(612,222)
Total stockholders' equity	657,785	661,811
Total liabilities and stockholders' equity	$1,004,054	$1,276,277

Q2 Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Revenues (1)	$225,771	$201,704	$662,042	$586,587
Cost of revenues (2)	90,928	92,859	269,085	272,188
Gross profit	134,843	108,845	392,957	314,399

Operating expenses:
Sales and marketing	24,536	26,401	76,200	79,965
Research and development	41,356	38,932	124,351	113,699
General and administrative	33,641	31,705	98,896	95,061
Transaction-related costs	—	—	270	—
Amortization of acquired intangibles	—	—	—	93
Lease and other restructuring charges	1,352	803	2,252	2,548
Total operating expenses	100,885	97,841	301,969	291,366
Income from operations	33,958	11,004	90,988	23,033
Total other income, net	373	4,204	4,813	10,912
Income before income taxes	34,331	15,208	95,801	33,945
Provision for income taxes	(1,111)	(160)	(6,084)	(2,380)
Net income	$33,220	$15,048	$89,717	$31,565
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale investments	—	65	(61)	(12)
Foreign currency translation adjustment	(274)	(483)	(940)	29
Comprehensive income	$32,946	$14,630	$88,716	$31,582

Net income per common share
Basic	$0.53	$0.24	$1.44	$0.51
Diluted	$0.52	$0.23	$1.38	$0.49
Weighted average common shares outstanding
Basic	62,153	62,458	62,325	62,015
Diluted	63,529	69,858	65,690	65,076
(1) The following table disaggregates the Company's revenue by major source:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Subscription	$188,156	$165,218	$550,815	$477,929
Transactional	18,060	17,886	53,792	53,237
Services and Other	19,555	18,600	57,435	55,421
Total Revenues	$225,771	$201,704	$662,042	$586,587
(2) Includes amortization of acquired technology of $4.3 million and $5.5 million for the three months ended September 30, 2026 and 2025, respectively, and $13.0 million and $16.5 million for the nine months ended September 30, 2026 and 2025, respectively.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income	$89,717	$31,565
Adjustments to reconcile net income to net cash from operating activities:
Amortization of deferred implementation, solution and other costs	22,548	21,983
Depreciation and amortization	36,274	40,888
Amortization of debt issuance costs	768	1,628
Amortization of premiums and discounts on investments	(20)	(934)
Stock-based compensation expense	60,806	66,767
Deferred income taxes	(1,284)	(897)
Other non-cash items	(180)	639
Changes in operating assets and liabilities:	(26,973)	(23,874)
Net cash provided by operating activities	181,656	137,765
Cash flows from investing activities:
Net maturities (purchases) of investments	58,517	(7,353)
Purchases of property and equipment	(10,366)	(4,812)
Capitalized software development costs	(21,119)	(16,175)
Net cash provided by (used in) investing activities	27,032	(28,340)
Cash flows from financing activities:
Repurchases of common shares	(158,881)	—
Payment for maturity of convertible notes	(303,995)	—
Proceeds from exercise of stock options and ESPP	3,617	4,218
Net cash provided by (used in) financing activities	(459,259)	4,218
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(674)	96
Net increase (decrease) in cash, cash equivalents and restricted cash	(251,245)	113,739
Cash, cash equivalents and restricted cash, beginning of period	369,303	360,793
Cash, cash equivalents and restricted cash, end of period	$118,058	$474,532

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP gross profit	$134,843	$108,845	$392,957	$314,399
Stock-based compensation	2,140	2,323	6,442	7,603
Amortization of acquired technology	4,347	5,503	13,043	16,512
Lease and other restructuring charges	—	143	333	460
Non-GAAP gross profit	$141,330	$116,814	$412,775	$338,974

Revenues	$225,771	$201,704	$662,042	$586,587

GAAP gross margin	59.7%	54.0%	59.4%	53.6%
Non-GAAP gross margin	62.6%	57.9%	62.3%	57.8%

GAAP sales and marketing expense	$24,536	$26,401	$76,200	$79,965
Stock-based compensation	(1,918)	(3,945)	(6,741)	(11,386)
Non-GAAP sales and marketing expense	$22,618	$22,456	$69,459	$68,579

GAAP research and development expense	$41,356	$38,932	$124,351	$113,699
Stock-based compensation	(3,746)	(4,349)	(12,044)	(12,552)
Non-GAAP research and development expense	$37,610	$34,583	$112,307	$101,147

GAAP general and administrative expense	$33,641	$31,705	$98,896	$95,061
Stock-based compensation	(12,179)	(12,640)	(35,579)	(35,226)
Non-recurring legal settlements	—	—	—	(1,750)
Non-GAAP general and administrative expense	$21,462	$19,065	$63,317	$58,085

GAAP operating income	$33,958	$11,004	$90,988	$23,033
Stock-based compensation	19,983	23,257	60,806	66,767
Transaction-related costs	—	—	270	—
Amortization of acquired technology	4,347	5,503	13,043	16,512
Amortization of acquired intangibles	—	—	—	93
Lease and other restructuring charges	1,352	946	2,585	3,008
Non-recurring legal settlements	—	—	—	1,750
Non-GAAP operating income	$59,640	$40,710	$167,692	$111,163

GAAP net income	$33,220	$15,048	$89,717	$31,565
Stock-based compensation	19,983	23,257	60,806	66,767
Transaction-related costs	—	—	270	—
Amortization of acquired technology	4,347	5,503	13,043	16,512
Amortization of acquired intangibles	—	—	—	93
Lease and other restructuring charges	1,352	946	2,585	3,008
Non-recurring legal settlements	—	—	—	1,750
Amortization of debt issuance costs	47	558	767	1,791
Tax adjustment	(12,070)	(11,199)	(33,638)	(28,060)
Non-GAAP net income	$46,879	$34,113	$133,550	$93,426

Weighted average common shares outstanding, diluted	63,529	69,858	65,690	65,076

GAAP net income per common share, diluted	$0.52	$0.23	$1.38	$0.49
Non-GAAP net income per common share, diluted	$0.74	$0.50	$2.05	$1.44

Reconciliation of GAAP net income to adjusted EBITDA:
GAAP net income	$33,220	$15,048	$89,717	$31,565
Stock-based compensation	19,983	23,257	60,806	66,767
Transaction-related costs	—	—	270	—
Depreciation and amortization	12,472	13,613	36,274	40,888
Lease and other restructuring charges	1,352	946	2,585	3,008
Non-recurring legal settlements	—	—	—	1,750
Provision for income taxes	1,111	160	6,084	2,380
Interest and other income, net	(375)	(4,206)	(5,153)	(11,032)
Adjusted EBITDA	$67,763	$48,818	$190,583	$135,326

Adjusted EBITDA margin	30.0%	24.2%	28.8%	23.1%

Q2 Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2026	2025
Net cash provided by operating activities	$181,656	$137,765
Purchases of property and equipment	(10,366)	(4,812)
Capitalized software development costs	(21,119)	(16,175)
Free cash flow	$150,171	$116,778

MEDIA CONTACT:	INVESTOR CONTACT:
Jack McBee	Josh Yankovich
Q2 Holdings, Inc.	Q2 Holdings, Inc.
M: +1-210-854-7974	O: +1-512-682-4463
jack.mcbee@Q2.com	josh.yankovich@Q2.com